Exhibit 23.1

KPMG LLP

Suite 1100

4655 Executive Drive

San Diego, CA 92121-3132

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 12, 2024, with respect to the financial statements of Longboard Pharmaceuticals, Inc., incorporated herein by reference.

/s/ KPMG LLP

San Diego, California

March 12, 2024